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                                                                    EXHIBIT 4.11

                                    EXHIBIT B

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED JANUARY 29, 2001. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.


                                  ON2.COM INC.

                Warrant to purchase _____ shares of Common Stock,
                            par value $0.01 per share


No.W-__                                                          ________, 200__

      THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Abanat Limited, a British Virgin Islands corporation (the "Holder"), is entitled to subscribe for and purchase from On2.com Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date set forth above and expiring at 5:00 p.m. (New York City time) on January 29, 2006 (the "Exercise Period"), ________ (_____) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to $1.68. As used herein, the term this "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer

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of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

      The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth in Section 6.

      1. This Warrant may be exercised until 5:00 p.m. (New York City time) on January 29, 2006, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three
(3) business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 145 Hudson Street, New York, New York 10013, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

      2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five (5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the request of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to

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purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

      4. The Company, until the expiration or termination of this Warrant, shall reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant and all other Common Stock Warrants, such number of shares of common stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. The issuance of any Warrant, Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, except as otherwise required by law, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. Notwithstanding anything contained herein, all applicable transfer taxes shall be borne by the Holder.

      6. The number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time as provided in this Section. There shall be no adjustment hereunder with respect to (A) the issuance or sale of shares or options to purchase shares of the Company Common Stock to employees, officers, directors and consultants of the Company and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and racapitalizations) pursuant to plans or arrangements approved by the Company's Board of Directors; (B) the issue or sale of Common Stock to other entities or the owners thereof in connection with a merger or acquisition by the Company; (C) the issue and sale to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the Company; (D) the issuance of Common Stock to Crossover Ventures, Inc. or its successors or assigns under the terms of the equity line of credit arrangement, as such may be amended from time to time, and
(E) the issuance of Common Stock upon conversion of any shares of any series of the Company's Preferred Stock, the Company's Series A Convertible Debentures due 2005 or the Warrants.

      6.1 If during the Exercise Period, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend or other distribution, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

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      6.2 If during the Exercise Period, (a) the outstanding shares of Common
Stock shall be subdivided into a greater number of shares of Common Stock, then, following the dated upon which such subdivision becomes effective, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares, and (b) if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, then, following the date upon which such combination becomes effective, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

      6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.1.

      6.4 If during the Exercise Period, the Company issues or sells any Convertible Securities (as defined below) or any shares of Common Stock for a consideration per share less than Fair Market Value (as defined below) of the Common Stock determined on the date of such issuance or sale, then immediately upon such issue or sale or deemed issue or sale, the Exercise Price shall be reduced to the Exercise Price determined by dividing (A) the sum of (i) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In such instances, the number of Warrant Shares shall be increased by multiplying such number of shares by a fraction, of which the numerator will be the Exercise Price in effect immediately prior to such issue or sale, and the denominator will be the Exercise Price immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Company's Options (as defined below) and Convertible Securities, whether or not such Options or Convertible Securities are actually exercisable at such time. "Options" means any rights, warrants or options sold or granted by the Company to subscribe for or purchase Common Stock or Convertible Securities. "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock. "Fair Market Value" means, as of any date, the value of a share of Common Stock, determined as follows: (i) if such Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or

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admitted to trading, as reported in The Wall Street Journal; (ii) if such Common
Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal; (iii) if such Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal; or (iv) if none of the foregoing is applicable, by the Board of Directors of the Company acting in good faith.

      6.5 In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another person or entity of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Warrant shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

      6.6 NOTICE OF ADJUSTMENT OF CONVERSION PRICE. Whenever the Exercise Price is adjusted as herein provided:

            (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 6 and shall prepare a certificate signed by an officer of the Company, setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for this Warrant; and

            (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to the Holder at its last address as it shall appear in the warrant register.

      6.7 OTHER DILUTIVE EVENTS. If any event occurs as to which the provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as

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aforesaid; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.


      7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      9. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

      10. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant.

      IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its officers thereunto duly authorized as of the date and year set forth below.

Dated:  __________, 200_

ON2.COM INC.


By:_________________________________
Name:
Title:



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                               FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of On2.com Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ______________


Signature:________________
Printed Name:_____________

Signature Guaranteed:__________________

                                     NOTICE
The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



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                              ELECTION TO EXERCISE

To:    On2.com Inc.

___________________
___________________

The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:


                             ______________________
                             ______________________

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_______________________

Name:_____________________________
       (Print)

Address:___________________________

________________________________
(Signature)